                                                                    EXHIBIT 10.4

                        TRANSITIONAL SERVICES AGREEMENT


          TRANSITIONAL SERVICES AGREEMENT, dated as of [___________ __], 1999, by and between COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation ("Columbia/HCA"), and TRIAD HOSPITALS, INC., a Delaware corporation (together with its successors and assigns, "Triad").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Columbia/HCA has determined to distribute to its stockholders, on a pro rata basis, all of the issued and outstanding shares of common stock of Triad owned by Columbia/HCA (the "Distribution"), all as set forth in that certain Distribution Agreement by and among Columbia/HCA, Triad and Triad Hospitals, Inc., a Delaware corporation, dated as of [___________ __], 1999 (the "Distribution Agreement"), the Distribution to be effective on the Distribution Date (as defined in the Distribution Agreement); and

          WHEREAS, Columbia/HCA currently furnishes certain services to the hospitals and other healthcare facilities which, as of the Distribution Date, will be owned by Triad (the "Triad Facilities"), such as services relating to treasury, payroll, accounting, real estate project management, legal, human resources, sales and marketing, and quality assurance and accreditation matters; and

          WHEREAS, Triad desires that Columbia/HCA shall continue to provide, and Columbia/HCA is willing to continue to provide, such services for a transitional period following the Distribution Date on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Columbia/HCA and Triad hereby agree as follows:

          1.   Services.
               --------

               (a) Basic Services. During the Term (as such term is hereinafter
                   --------------
defined), Columbia/HCA shall furnish, or cause to be furnished, to Triad and to the Triad Facilities those services which are currently furnished by Columbia/HCA to the Triad Facilities (the "Basic Services"), upon the reasonable direction of Triad, including without limitation those services that are described on Exhibit A hereto .

               (b) Additional Services. Columbia/HCA and Triad hereby agree that
                   -------------------
Columbia/HCA may also provide such other services to Triad and to the Triad Facilities (the "Additional Services") as Columbia/HCA and Triad may agree.

               (c) Excluded Services. This Agreement is not intended to address
                   -----------------
matters involving computer services, employee benefits, tax, aviation, insurance, telecommunications, intellectual property, purchasing or any other matters addressed in the Distribution Agreement or in any of the Ancillary Agreements (as defined in the Distribution Agreement), which matters shall be governed exclusively by the provisions of the applicable agreement.

            2. Term of Agreement. The term of this Agreement shall commence as
               -----------------
of the Distribution Date and shall continue until December 31, 2000 (the
"Term").

            3. Charges for Services.
               --------------------

               (a) Costs. Columbia/HCA's costs associated with performing the
                   -----
Basic Services (the "Costs") shall be comprised of (i) the portion of all Columbia/HCA employee compensation and benefits (calculated at 20% of salary) incurred in connection with or allocable directly to the performance of the Basic Services hereunder ("Compensation Costs"); and (ii) all out-of-pocket expenses incurred by Columbia/HCA, including without limitation expenses resulting from travel, photocopying, delivery and long distance telephone services, and professional fees and expenses of Columbia/HCA's outside accountants, legal counsel and other consultants incurred by Columbia/HCA and allocable to performance of the Basic Services hereunder (collectively, the "Reimbursable Expenses"). Employees of Columbia/HCA and outside accountants and legal counsel shall maintain specific timesheets to record time spent in performing the Basic Services hereunder for purposes of calculating the Compensation Costs and Reimbursable Expenses.

               (b) Charges for Basic Services. During the Term, Triad shall pay
                   --------------------------
all Costs incurred by Columbia/HCA in connection with Columbia/HCA's performance of the Basic Services.

               (c) Charges for Additional Services. In the event that Triad
                   -------------------------------
requests Columbia/HCA to perform, and Columbia/HCA agrees to perform, Additional Services as provided in Section 1(b) hereof, the parties shall agree in writing on reasonable charges to be paid by Triad to Columbia/HCA for any such Additional Services, which charges shall include reimbursement of Columbia/HCA for all out-of-pocket expenses incurred by Columbia/HCA, as described in clause
(ii) of Section 3(a) above, and allocable to performance of the Additional Services.

          4.   Payment by Triad.
               ----------------

               (a) Payment of Charges. Columbia/HCA shall invoice Triad on a
                   ------------------
monthly basis for the charges relating to the Basic Services and Additional Services which have been performed hereunder. Columbia/HCA's invoice shall specifically identify charges for Basic Services and Additional Services. Triad shall pay to Columbia/HCA all amounts invoiced by Columbia/HCA within thirty
(30) days after delivery of such invoice. Any amount remaining unpaid when due, including disputed amounts that are ultimately determined to be payable, shall bear interest during the period that such amount remains unpaid (computed on the basis of a 360-day year of twelve 30-day months) at a fluctuating rate per annum equal to the prime commercial lending rate publicly announced by The Chase Manhattan Bank or any successor thereto at its principal office (or any alternative rate substituted therefor by such bank).

               (b) Disputed Charges. In the event that Triad disputes any
                   ----------------
charges invoiced by Columbia/HCA, Triad shall deliver a written statement describing the dispute to Columbia/HCA within fifteen (15) days following receipt of Columbia/HCA's invoice. The statement shall provide a sufficiently detailed description of the disputed items to permit

Columbia/HCA to research and resolve the dispute. Charges not so disputed shall be deemed accepted. If Columbia/HCA finds the disputed charge to be inconsistent with the terms of this Agreement, the disputed amount shall be credited against any invoice issued by Columbia/HCA following the resolution of such dispute, or, if no further invoice is issued within sixty (60) days following such resolution, Columbia/HCA shall refund the disputed amount to Triad.

          5.   Triad's Request to Discontinue Basic Services. At any time during
               ---------------------------------------------
the Term of this Agreement, Triad may request Columbia/HCA to discontinue performing all or a portion of the Basic Services, provided that Triad shall give Columbia/HCA at least thirty (30) days' prior written notice, and provided further that the requested discontinuance of services is reasonably feasible and shall not prevent Columbia/HCA from providing the remaining Basic Services.

          6.  Limited Warranty and Limitation of Liability.
              --------------------------------------------

              (a) Standard of Care. Columbia/HCA will provide the Basic
                  ----------------
Services and the Additional Services hereunder (collectively, the "Services") in good faith and with due care consistent with the care that it exercises in performing such Services for itself. Triad acknowledges and agrees that Columbia/HCA does not regularly provide Services to third parties as part of its business, and, except as specifically stated elsewhere herein, Columbia/HCA does not otherwise warrant or assume any responsibility for its performance of the Services.

              (b) Limitation of Liability. In addition to the obligations set
                  -----------------------
forth in Section 6(a) above, Columbia/HCA shall be responsible for any direct compensatory damages suffered by Triad in the event of a breach by Columbia/HCA of its obligations set forth herein which breach results from Columbia/HCA's intentional misconduct or gross negligence. Except for the limited warranties provided hereunder, Columbia/HCA shall have no liability to Triad under this Agreement and Triad's remedies under this Section 6 shall constitute its sole and exclusive remedies under this Agreement; provided that Triad shall be entitled to preliminary and other injunctive relief against any willful breach by Columbia/HCA of this Agreement. Under no circumstances shall Columbia/HCA be liable for any indirect, consequential, incidental or punitive damages, whether arising under contract, in tort, at law, or in equity, of Triad or any other person. Triad hereby acknowledges that Columbia/HCA does not regularly provide Services to third parties as part of its business and that Columbia/HCA has agreed to provide the Services under this Agreement only to assist Triad in its transition to operation as an independent public company.

              (c) Warranty. The warranties stated in subsection (a) above are in
                  --------
lieu of any and exclusive of all other representations and warranties of any kind whatsoever.

          7.  Indemnification. Triad shall, to the fullest extent permitted by
              ---------------
law, defend, indemnify and hold harmless Columbia/HCA and its directors, officers, employees, agents and affiliates from and against any and all losses, liabilities, claims and costs, including, but not limited to, attorneys' fees and legal costs arising from any lawsuits, administrative agency or other actions by third parties (collectively, "Losses") to which Columbia/HCA is subjected arising out of or attributed, directly or indirectly, to the performance or non-performance of any of the Services under this Agreement. Notwithstanding the foregoing, Triad shall not be required to defend, indemnify and hold harmless Columbia/HCA and its directors, officers, employees, agents and affiliates in respect of any such Losses that are determined by a judgment of a court that is binding, final and not subject to review on appeal to have resulted from Columbia/HCA's intentional misconduct or gross negligence.

          8. Employees. Neither party hereto shall have authority to employ
             ---------
persons on behalf of the other party, and no employees of one party shall be deemed to be employees or agents of the other party, except with the prior written consent of the parties hereto. Each party hereto shall have the sole and exclusive control over its labor and employee relations policy and policies relating to wages, hours, working conditions and terms of employment.

          9. Confidential Information.
             ------------------------

             (a) In order for Columbia/HCA to perform the Services under this Agreement, each party may make available to the other party certain information and/or data in connection with its past, current or potential operations and/or business strategies (hereinafter collectively referred to as "Confidential Information"). Confidential Information may be oral, written, recorded or otherwise captured in any medium.

             (b) Each party shall hold, and shall cause its consultants and advisors to hold, in strict confidence all Confidential Information of the other party. Each party agrees not to make use of the Confidential Information of the other party for its own benefit and to use the Confidential Information only in connection with the Basic Services and the Additional Services to be performed pursuant to this Agreement. Each party agrees that it will refrain from releasing or disclosing any Confidential Information to any other person, except that Confidential Information may be disclosed by each party to its consultants and advisors. Each party agrees that all Confidential Information of the other party shall at all times remain the sole property of the other party and shall be returned to such other party immediately upon the termination of this Agreement. The provisions of this Section 9 shall survive any termination of this Agreement.

             (c) Notwithstanding the foregoing provisions of this Section 9, no party hereto shall be prohibited from using or permitting the use of, and no party shall be required to hold in confidence, any Confidential Information to the extent that the information constituting such Confidential Information (i) has been or is in the public domain through no fault of such party, or (ii) is, after the Distribution Date, lawfully acquired by such party from sources other than a party hereto. To the extent that a party hereto (or, to the knowledge of such party, any current or former employee of such party) is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information required to be kept confidential pursuant to this Section 9, such party agrees to (or in respect of a current or former employee, agrees to use its reasonable efforts to cause such employee to) maintain the confidentiality of such Confidential Information and to provide prompt notice to the party to which such Confidential Information pertains, so that such party may seek an appropriate protective order or waive the notifying party's compliance with this Section 9. If, in the absence of a protective order or the receipt of a waiver hereunder, the party which has received such a request is, nonetheless, in the reasonable written opinion of counsel, legally required to disclose such Confidential Information, such person may disclose such Confidential Information and shall not be liable pursuant to this Section 9; provided, that such person furnishes only that portion of the Confidential Information which such person is advised by counsel to disclose and exercises its reasonable efforts to obtain assurance that confidential treatment will be accorded to the disclosed portion of the Confidential Information. Notwithstanding the foregoing, each party will be permitted to disclose Confidential Information in any proceeding in which such party is in an adversarial position to any other party to this Agreement.

           10. Termination for Cause. Either party may terminate this Agreement
               ---------------------
in the event the other party files a proceeding under any federal or state bankruptcy laws now or hereafter in effect, or in the event that a proceeding is instituted against the other party under any federal or state bankruptcy laws now or hereafter in effect which proceeding is not dismissed within thirty (30) days, by the giving of written notice, which termination shall be effective immediately upon the giving of such notice. In addition, in the event of a breach of any obligation or covenant under this Agreement by either party, the party not in breach may give the party in breach written notice of the specifics of the breach and the party in breach shall then have thirty (30) days (the "Cure Period") in which to cure such breach or cause the breach to be cured. If the breach is not cured, or waived by the non-breaching party, within the Cure Period, then the non-breaching party shall be entitled to pursue any remedies it may have by reason of such breach, including without limitation terminating this Agreement with cause. Failure to terminate this Agreement shall not serve to waive any breach hereof. If either party commences legal action alleging any breach of this Agreement, the non-prevailing party shall pay all costs and reasonable attorneys' fees incurred by the prevailing party in connection therewith.

           11. Force Majeure. Columbia/HCA shall not be liable to Triad for a
               -------------
delay or failure to comply with the terms of this Agreement if such delay or failure results from causes beyond its reasonable control. Such causes may include, without limitation, acts of God, fires or other catastrophes, telecommunications failures, equipment failures, power failures, labor disputes, strikes, delays in transportation, riots, war, governmental regulations, non-performance by Columbia/HCA suppliers and vendors, or problems experienced by Columbia/HCA as a result of its own or any third party's computer software or hardware not being Year 2000 compliant (an "Event of Force Majeure"). Columbia/HCA shall give Triad prompt notice of any Event of Force Majeure that may cause delay or non-performance hereunder. For so long as such Event of Force Majeure shall continue, Triad may elect to have such Services performed by other means without such election being deemed to be a termination or breach of this Agreement, provided that Triad provides prompt notice of such election to Columbia/HCA after having received notice of the Event of Force Majeure.

           12. Assignment. Neither this Agreement, nor any of the rights,
               ----------
licenses or duties set forth herein, may be assigned by Triad without the prior written consent of Columbia/HCA. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

           13. Access to Books and Records. Upon written request of the
               ---------------------------
Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Columbia/HCA shall make available to the requesting party those contracts, books, documents and records necessary to verify the nature and extent of the cost of providing the Services hereunder. Columbia/HCA shall cause such materials to be available for inspection for at least four (4) years after the rendering of such Services. If Columbia/HCA carries out any of the duties of this Agreement with a value of $10,000 or more over a twelve
(12) month period through a subcontract with a related individual organization, Columbia/HCA shall include this requirement in all such subcontracts. The parties agree that any attorney-client, accountant/client or any other legal privilege shall not be deemed waived by virtue of the provisions of this Section 13.

           14. Taxes. The fees for Services specified to be payable by Triad
               -----
hereunder do not include any sales, use, excise, value added, utility or other similar tax or charge which may be or hereafter become applicable to the Services provided hereunder. Consequently, in addition to such fees, the amount of any such taxes or charges which may be or hereafter become applicable shall also be payable by Triad to Columbia/HCA, except that Triad shall have no responsibility for payment of taxes on Columbia/HCA's income or for payment of franchise taxes related to authorization of Columbia/HCA to conduct business in any state. In lieu of paying any such taxes that may otherwise be due, Triad may provide Columbia/HCA with a tax exemption certificate acceptable to the taxing authorities. Triad shall be given prompt written notice of any tax assessment against Columbia/HCA for which Triad is liable hereunder, and Triad shall have the right, at its own expense, to contest any such assessment prior to its payment by Columbia/HCA. In the event Triad exercises such right, it shall indemnify and hold harmless Columbia/HCA from liability for all interest and penalties relating to such contest. Triad shall control any such contest and Columbia/HCA shall provide information and assistance in connection with such contest to the extent reasonably requested by and at the expense of Triad.

           15. Relationship of Parties. In performing the Services under this
               -----------------------
Agreement, Columbia/HCA is acting as an independent contractor and not as an agent or employee of Triad.

           16. Limitation on Solicitation of Employees. Neither party shall
               ---------------------------------------
directly or indirectly approach, counsel or induce any employee of the other party to leave his or her employment during the term of this Agreement without the prior written consent of such other party.

           17. Governing Law. This Agreement shall be deemed to be made in and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Tennessee without regard to the conflict of law principles thereof.

           18. Consent to Jurisdiction. Columbia/HCA and Triad each hereby
               -----------------------
expressly (a) submits and consents in advance to the jurisdiction of any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee with respect to any legal proceedings arising out of or relating to this Agreement, (b) waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) agrees that all claims with respect to such legal proceedings may be heard and determined in any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, (d) agrees not to commence any legal proceeding relating to this Agreement other than in a Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, and (e) agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            19. Waiver of Jury Trial. COLUMBIA/HCA AND TRIAD EACH HEREBY
                --------------------
ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

             20. Notices. All notices or other communications required or
                 -------
permitted under this Agreement shall be in writing and sufficient if sent by registered or certified mail, postage prepaid, addressed as provided below; or delivered personally, by private courier or fax, and followed by such mailing:

          If to Columbia/HCA, to

                    Columbia/HCA Healthcare Corporation
                    One Park Plaza
                    Nashville, Tennessee 37203
                    Telecopy:  (615) 344-2075

                    Attention:  Robert A. Waterman, Esq.
                                Senior Vice President and General Counsel

          If to LifePoint, to

                    LifePoint Hospitals, Inc.
                    4525 Harding Road
                    Suite 103
                    Nashville, Tennessee  37205
                    Telecopy:  (615) ___-____
                    Attention:  Mr. Scott L. Mercy
                                Chairman and Chief Executive Officer

          If to Triad, to:

                    Triad Hospitals, Inc.
                    13455 Noel Road
                    20th Floor
                    Dallas, Texas  75240

                    Telecopy:  ( ___ ) ___ - ____
                    Attention:  Mr. James D. Shelton
                                Chairman and Chief Executive Officer

                    In each case, with a copy to:

                    Dewey Ballantine LLP
                    1301 Avenue of the Americas
                    New York, New York  10019-6092
                    Telecopy:  (212) 259-6333
                    Attention:  Morton A. Pierce, Esq.

Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

           21. Entire Agreement; Amendment. This Agreement, together with the
               ---------------------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the matters addressed herein, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits or other documents delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by Columbia/HCA and Triad. Nothing herein is intended to diminish any of the rights or obligations of either party pursuant to the Distribution Agreement or pursuant to any of the Ancillary Agreements (as defined in the Distribution Agreement).

            22. No Third Party Beneficiaries. This Agreement is solely for the
                ----------------------------
benefit of the parties hereto, and should not be construed to confer upon any other person any remedy, claim, liability, right of reimbursement, claim of action or other right.

            23. Headings. The section headings contained in this Agreement are
                --------
inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            24. Waiver. No delay or omission by either party to exercise any
                ------
right or power under this Agreement or pursuant to applicable law shall impair such right or power or be construed as a waiver thereof. A waiver by either party of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. The failure by either party to enforce any term shall not be deemed to be a waiver of future enforcement of that or any other term of this Agreement.

            25. Counterparts. This Agreement may be executed in any number of
                ------------
separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

            26. Severability. In the event that any provision hereof is
                ------------
prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Transitional Services Agreement to be executed by their duly authorized representatives as of the day and date first referenced above.



                              COLUMBIA/HCA HEALTHCARE
                                 CORPORATION



                              By:
                                 -------------------------
                                 Name:
                                 Title:

                              TRIAD HOSPITALS, INC.



                              By:
                                 -------------------------
                                 Name:
                                 Title:

                                   EXHIBIT A

                              TRANSITION SERVICES
                              -------------------


               The Basic Services shall include, without limitation, the following:

                 (a) Treasury. Columbia/HCA will provide Triad with support in
                     --------
treasury management.

                 (b) Payroll. Columbia/HCA will provide ___ years of historical
                     -------
information relating to payroll records, wage verification and miscellaneous tax reporting for employees of the Triad Facilities and will provide such assistance as Triad may request in connection with payroll processing.

                 (c) Accounting. Columbia/HCA will provide Triad with ___ years
                     ----------
of financial information and 1999 year-to-date information for each of the Triad Facilities, including general ledger and operating reports, to the extent in the possession of Columbia/HCA and not presently on file at the subject Triad Facility. Columbia/HCA will provide Triad with support in accounting matters.

                 (d) Real Estate Project Management. Columbia/HCA will provide
                     ------------------------------
Triad with support in construction design and management services, including construction accounting.

                 (e) Legal. Columbia/HCA will provide Triad with support in
                     -----
connection with legal matters, including pending and threatened litigation.

                 (f) Human Resources. Columbia/HCA will provide Triad with
                     ---------------
support in connection with human resources matters.

                 (g) Sales and Marketing. Columbia/HCA will provide Triad with
                     -------------------
support in connection with sales and marketing matters.

                 (h) Quality Assurance and Accreditation Matters. Columbia/HCA
                     -------------------------------------------
will provide Triad with support in quality assurance and accreditation matters.